Exhibit 4.1

DISCOVER BANK
Master Servicer, Servicer and Seller
and
U.S. BANK NATIONAL ASSOCIATION
Trustee
on behalf of the Certificateholders
SECOND AMENDMENT TO AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT
dated as of November 3, 2004

DISCOVER CARD MASTER TRUST I

Dated as of
March 30, 2006

          This SECOND AMENDMENT TO AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (this “Amendment”), dated as of March 30, 2006, is entered into by and between DISCOVER BANK, a Delaware banking corporation (formerly Greenwood Trust Company), as Master Servicer, Servicer and Seller (“Discover Bank”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee (the “Trustee”).
          WHEREAS, Discover Bank and the Trustee entered into that certain Pooling and Servicing Agreement dated as of October 1, 1993, as amended, which was restated in its entirety by that certain Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, by and between Discover Bank and the Trustee, relating to Discover Card Master Trust I, as amended by that certain First Amendment to Amended and Restated Pooling and Servicing Agreement and Global Amendment to Certain Series Supplements thereto, dated as of January 4, 2006 (as amended, the “Agreement”); and
          WHEREAS, pursuant to Sections 13.01(a)(i) and (ii) of the Agreement, Discover Bank and the Trustee desire to amend Sections 1.01, 3.02, 3.07 and 3.08 of the Agreement and to add a new Article XIV to the Agreement, in a manner that shall not adversely affect in any material respect the interests of the Holders of any Class of any Series currently outstanding, in order to (a) clarify the authority of Discover Bank, as Servicer, to commence collections actions on behalf of the Trust in its own name and (b) establish internal mechanisms to support the Trust’s compliance with Regulation AB (defined below).
          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders:
          1. Definitions. Unless otherwise specified, capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Agreement.
          2. Amendments to the Agreement. Effective as of the date hereof:
     (A) Article I, Section 1.01 (“Definitions”) of the Agreement is amended by adding the following terms, in alphabetical order therein:
          "Commission” shall mean the United States Securities and Exchange Commission.
          "Exchange Act” shall mean the Securities Act of 1934, as amended.
          "Regulation AB” shall mean Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          "Sarbanes Certification” shall have the meaning specified in Section 14.04(c).
          "Securities Act” shall mean the Securities Act of 1933, as amended.
          "Securitization Transaction” shall mean any New Issuance, whether publicly offered or privately placed, rated or unrated.
          "Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
          "Servicing Participant” shall mean any Person who is responsible for any Servicing Criteria and who is required pursuant to Item 1122(d) of Regulation AB to provide an assessment of compliance therefore. For the avoidance of doubt, the term “Servicing Participant” shall not include the Trustee, the Master Servicer or Discover Bank, as Servicer, as Regulation AB compliance matters with respect to such entities are independently addressed in this Agreement.
     (B) Article III, Section 3.02 (“Acceptance of Appointment and Other Matters Relating to Servicers”) of the Agreement is amended by adding to clause (ii) of the penultimate sentence of subsection 3.02(b), immediately following the phrase “to commence collection proceedings with respect to such Receivables”, the following: “on behalf of the Trust for the benefit of the Certificateholders but in its own name, without reference to the fact that it is acting for the Trust”.
     (C) Article III, Section 3.07 (“Master Servicer’s and Servicers’ Annual Certificates”) of the Agreement is amended by adding the following paragraph as a new subsection (c) of Section 3.07:
          "(c) Master Servicer’s and Servicers’ Annual Compliance Statement. On or before the Trust’s Annual Report Date of each calendar year (and relating to the preceding fiscal year ending on November 30), the Master Servicer and each Servicer will deliver, and the Master Servicer or the applicable Servicer shall cause each affiliated Servicing Participant and each unaffiliated Servicing Participant that services 10% or more of the Receivables to deliver, to the Trustee, Discover Bank on behalf of the Holder of the Seller Certificate and the Rating Agencies, an Officer’s Certificate necessary to comply with Item 1123 of Regulation AB in substantially the form (with appropriate insertions) of Exhibit J hereto; provided, however, that with respect to the fiscal year ending November 30, 2006, such certificate may exclude the period of December 1, 2005 through and including December 31, 2005. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.”
     (D) Article III, Section 3.08 (“Independent Public Accountants’ Annual Servicing Report”) is amended by deleting the last two sentences of the paragraph under subsection (a) and by adding the following paragraph as a new subsection (c) of Section 3.08:
          "(c) On or before the Trust’s Annual Report Date of each calendar year (and relating to the preceding fiscal year ending on November 30), the Master Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer, any Servicer or any Seller) to furnish to the Trustee, the Master Servicer and the Rating Agencies each attestation report on assessments of compliance with the Servicing Criteria furnished by such accountants pursuant to Sections 14.04 and 14.05 of this Agreement.”
     (E) The Pooling and Servicing Agreement is hereby amended by adding the following new Article XIV after Article XIII of the Pooling and Servicing Agreement:
ARTICLE XIV
COMPLIANCE WITH REGULATION AB
          SECTION 14.01 Intent of the Parties; Reasonableness. Discover Bank on behalf of the Holder of the Seller Certificate, the Master Servicer, the Servicer and the Trustee acknowledge and agree that the purpose of this Article XIV is to facilitate compliance by the Seller with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Master Servicer nor any Seller shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than such Master Servicer or Seller’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Trustee agrees to cooperate in good faith with any reasonable request by the Master Servicer or any Seller for information regarding the Trustee which is required in order to enable such Master Servicer or Seller to comply with the provisions of Regulation AB as it relates to the Trustee or to the Trustee’s obligations under this Agreement or any Series Supplement, provided that such information is available to the Trustee without unreasonable expense or effort and within the timeframe as is reasonably requested. The Master Servicer and each Servicer agrees to cooperate in good faith with any reasonable request by the Master Servicer or any Seller for information regarding the Master Servicer or such Servicer (or any Servicing Participant that it engages) which is required in order to enable such Master Servicer or Seller to comply with the provisions of Regulation AB as it relates to the Master Servicer or such Servicer or to the Master Servicer or such Servicer’s obligations under this Agreement or any Series Supplement or the obligations of any Servicing Participant that it engages under any servicing or subservicing agreement to the extent related to servicing the Receivables, provided that such information is available to the Master Servicer and each Servicer without unreasonable expense or effort and within the timeframe as is reasonably requested. Terms used in this Article XIV that are defined in Regulation AB but are not defined in Section 1.01 of this Agreement shall have the meanings ascribed to them in Regulation AB.
          SECTION 14.02 Additional Representations and Warranties of the Trustee. The Trustee shall be deemed to represent to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate, as of the date on which information is provided under Section 14.03 that, except as disclosed in writing to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate prior to such date to the best of its knowledge: (i) neither the execution, delivery and performance by the Trustee of this Agreement or any Series Supplement, the performance by the Trustee of its obligations under this Agreement or any Series Supplement nor the consummation of any of the transactions by the Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Trustee’s ability to perform its obligations under this Agreement or any Series Supplement, or of any judgment or order applicable to the Trustee; and (ii) there are no proceedings pending or threatened against the Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Trustee to enter into this Agreement or any Series Supplement or to perform its obligations under this Agreement or any Series Supplement.
          SECTION 14.03 Information to be Provided by the Trustee.
          (a) The Trustee shall (i) on or before the fifth Business Day of each month, provide to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate, in writing, such information regarding the Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, including but not limited to a letter addressed to Discover Bank in substantially the form (with appropriate insertions) of Exhibit K hereto, and (ii) as promptly as practicable following notice to or discovery by the Trustee of any changes to such information, provide to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate, in writing, such updated information.
          (b) The Trustee shall (i) in connection with any Securitization Transaction which requires a prospectus, prospectus supplement, offering memorandum or related documents, provide to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate such information regarding the Trustee as is requested and within the timeframe as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Trustee of any material changes to such previously provided information or to the business operations of the Trustee, provide to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate, in writing, such updated information, and such other information as may be reasonably requested for purposes of satisfying Exchange Act reporting obligations of the Trust. Such information to be provided under clause (i) of this paragraph shall include, at a minimum:
          (i) the Trustee’s name and form of organization;
          (ii) a description of the extent to which the Trustee has had prior experience serving as a trustee for asset-backed securities transactions involving credit card receivables;
          (iii) a description of any affiliation between the Trustee and any of the following parties to such Securitization Transaction, as such parties are identified to the Trustee by the Sellers in writing in advance of such Securitization Transaction:

(A) the sponsor;
(B) any depositor;
(C) the issuing entity;
(D) any servicer;
(E) any trustee;
(F) any originator;
(G) any significant obligor;
(H) any enhancement or support provider; and
(I) any other material transaction party.
In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from such Securitization Transaction, the Agreement and any Series Supplement that currently exists or that existed during the past two years, and that is material to an investor’s understanding of the Investor Certificates.
          SECTION 14.04 Trustee’s Report on Assessment of Compliance and Attestation. On or before the date that is fifteen days prior to the Trust’s Annual Report Date, or such other date that is mutually agreed upon in writing by the parties hereto, of each calendar year (and relating to the preceding fiscal year ending on November 30), the Trustee shall:
          (a) deliver to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate a report regarding the Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate and signed by an authorized officer of the Trustee, and shall address each of the Servicing Criteria applicable to it as specified in Exhibit L or such criteria as mutually agreed upon by the Master Servicer, Discover Bank on behalf of the Holder of the Seller Certificate and the Trustee;
          (b) deliver to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate a report of a “Big Four” accounting firm, or upon the consent of the Master Servicer and Sellers, which consent shall not be unreasonably withheld, such other nationally recognized registered public accounting firm that satisfies the requirements of Rule 2-01 of Regulation S-X under the Securities Act and the Exchange Act (who may also render services to the Master Servicer, any Servicer or any Seller), that pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB attests to, and reports on, the assessment of compliance made by the Trustee and delivered pursuant to the preceding paragraph; such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

          (c) deliver to the Master Servicer, Discover Bank on behalf of the Holder of the Seller Certificate or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust, the Master Servicer or Discover Bank on behalf of the Holder of the Seller Certificate with respect to a publicly offered Securitization Transaction, a certification substantially in the form (with appropriate insertions) attached as Exhibit M hereto.
          The Trustee acknowledges that the parties identified in clause (c) above may rely on the certification provided by the Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Notwithstanding anything to the contrary in this Section 14.04, for the fiscal year ending November 30, 2006, the documents delivered pursuant to paragraphs (a) through (c) of this Section 14.04 may exclude reference to the period of December 1, 2005 through and including December 31, 2005.
          SECTION 14.05 Master Servicer, Servicer and Servicing Participant Reports on Assessment of Compliance and Attestation. On or before the date that is fifteen days prior to the Trust’s Annual Report Date, or such other date that is mutually agreed upon in writing by the parties hereto, of each calendar year (and relating to the preceding fiscal year ending on November 30), the Master Servicer and each Servicer shall:
          (a) deliver to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate a report regarding its assessment of compliance with the Servicing Criteria during the immediately preceding fiscal year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate and signed by an authorized officer of the Servicer, and shall address each of the Servicing Criteria applicable to it as specified in Exhibit L or such criteria as mutually agreed upon by the Master Servicer, Discover Bank on behalf of the Holder of the Seller Certificate and such Servicer;
          (b) deliver to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate a report of a “Big Four” accounting firm or, upon the consent of the Masters Servicer and Sellers, which consent shall not be unreasonably withheld, such other nationally recognized registered public accounting firm that satisfies the requirements of Rule 2-01 of Regulation S-X under the Securities Act and the Exchange Act (who may also render services to the Trustee, the Master Servicer, any Servicer or any Seller) that pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB attests to, and reports on, the assessment of compliance made by it and delivered pursuant to the preceding paragraph; such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;
          (c) cause each Servicing Participant that it has engaged during such period to deliver to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate an assessment of compliance and accountants’ attestation as and when provided in accordance with paragraphs (a) and (b) of this Section; provided, however, that the assessment of compliance of such Servicing Participant need not address any elements of the Servicing Criteria for which such Servicing Participant is not responsible under the applicable servicing or subservicing agreement; and
          (d) deliver, or the Master Servicer or such Servicer shall cause to be delivered by any Servicing Participant that it has engaged during such period, to the Master Servicer, Discover Bank on behalf of the Holder of the Seller Certificate or any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Trust, the Master Servicer or Discover Bank on behalf of the Holder of the Seller Certificate with respect to a publicly offered Securitization Transaction, a certification substantially in the form (with appropriate insertions) attached as Exhibit M hereto.
Each of the Master Servicer and each Servicer acknowledges that the parties identified in clause (d) above may rely on the certifications provided pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Notwithstanding anything to contrary in this Section 14.04, for the fiscal year ending November 30, 2006, the documents delivered pursuant to paragraphs (a) through (d) of this Section 14.04 may exclude reference to the period of December 1, 2005 through and including December 31, 2005.
          SECTION 14.06 Use of Servicing Participants. Each of the Master Servicer and each Servicer shall use its best efforts to hire or otherwise utilize only the services of Servicing Participants that agree to comply with the provisions of this Section. Except as may otherwise be required pursuant to Section 8.06, it shall not be necessary for the Master Servicer or any Servicer to obtain the consent of any Person prior to engaging any Servicing Participant. The Master Servicer or any Servicer, as applicable, shall use its best efforts to cause any Servicing Participant used by it (directly or indirectly) for the benefit of the Sellers to comply with the provisions of this Section 14.06 and with Sections 3.07(c) and 14.05 of this Agreement to the same extent as if such Servicing Participant were the Master Servicer or the Servicer. The Master Servicer and each Servicer, as applicable, shall be responsible for obtaining from each Servicing Participant and delivering, or causing to be delivered, to the Master Servicer and Sellers any servicer compliance statement required to be delivered under Section 3.07(c), any assessment of compliance and attestation required to be delivered under Section 14.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 14.05 as and when required to be delivered.
          3. Effect Upon the Agreement. Except as specifically set forth herein, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.
          4. Incorporation by Reference. The provisions of Sections 13.04 (Governing Law), 13.07 (Severability of Provisions), 13.10 (Further Assurances), 13.12 (Counterparts) and 13.13 (Third Party Beneficiaries) of the Agreement shall be incorporated into this Amendment, mutatis mutandis, as if references to “this Agreement” in the Agreement were references to this Amendment.

     IN WITNESS WHEREOF, Discover Bank and the Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

DISCOVER BANK, as Master Servicer, Servicer and Seller
By:	/s/ Michael F. Rickert
Name:	Michael F. Rickert
Title:	Vice President, Chief Accounting Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patricia M. Child
Name:	Patricia M. Child
Title:	Vice President

Exhibit J
FORM OF COMPLIANCE CERTIFICATE
DISCOVER CARD MASTER TRUST I
          The undersigned, a duly authorized representative of [Name of Master Servicer, Servicer or Servicing Participant] (“[Name]”), pursuant to [Section 3.07(c) of the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, as amended on or prior to the date hereof (the “Pooling and Servicing Agreement”), by and among [Name], Discover Bank and U.S. Bank National Association, as Trustee,] [INSERT DESCRIPTION OF APPLICABLE SERVICING OR SUBSERVICING AGREEMENT TO WHICH SERVICING PARTICIPANT IS A PARTY (the “Agreement”)], hereby certifies that:
          (a) a review of the activities of [Name], during the fiscal year ended November 30, [___], and of its performance under the [Pooling and Servicing] Agreement was made under my supervision; and
          (b) to the best of my knowledge, based on such review, [except as provided below] [Name] has fulfilled all its obligations in all material respects under the [Pooling and Servicing] Agreement throughout the fiscal year ended November 30, [___].
          [(c) If there has been a failure to fulfill any such obligation in any material respect, specify each such failure known to the certifying officer and the nature and status thereof.]
          IN WITNESS WHEREOF, the undersigned has duly executed this certificate this [___] day of [                    ], [___].
By:
Name:
Title:

J-1

Exhibit K
FORM OF TRUSTEE’S LITIGATION CERTIFICATE
DISCOVER CARD MASTER TRUST I
          The undersigned, a [                                        ] of [                                                            ] (the “Trustee”), a national banking association organized under the laws of the United States, DOES HEREBY CERTIFY as follows:
          To my knowledge, during the calendar month preceding the calendar month of the date hereof[, except as set forth on Exhibit A hereto,] no legal proceeding (including proceedings of governmental authorities) against the Trustee or against the property of the Trustee that is material to security holders of any series of Credit Card Pass-Through Certificates issued by Discover Card Master Trust I, was initiated, terminated or experienced any developments that are material to such security holders.
          IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this [___] day of [____________], [___].
By:
Name:
Title:

K-1

Exhibit L
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
     The assessments of compliance to be delivered by the Trustee, the Master Servicer and each Servicer shall address, at a minimum, the criteria identified in the chart below as “Applicable Servicing Criteria.” Servicing criteria that are not identified with a checkmark under the columns entitled “Master Servicer”, “Servicer” and “Trustee” are criteria that are not applicable to the respective entities.

Applicable Servicing Criteria
Item 1122(d)		Master
Reference	Servicing Criteria	Servicer	Servicer	Trustee

General Servicing Criteria

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	✓	✓

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	✓	✓

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card accounts are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.		✓	✓

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		✓	✓

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.			✓

Applicable Servicing Criteria
Item 1122(d)		Master
Reference	Servicing Criteria	Servicer	Servicer	Trustee

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	✓

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.	✓

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	✓		✓

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.			✓

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.			✓

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card receivables designated to the trust is maintained as required by the transaction agreements or related asset pool documents.	✓	✓	✓

Applicable Servicing Criteria
Item 1122(d)		Master
Reference	Servicing Criteria	Servicer	Servicer	Trustee

1122(d)(4)(ii)	Account and related documents are safeguarded as required by the transaction agreements.	✓	✓

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		✓	✓

1122(d)(4)(iv)	Payments on credit card accounts, including any payoffs, made in accordance with the related credit card accounts documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.		✓

1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		✓

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		✓

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.		✓

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an Account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent Accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		✓

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for Accounts with variable rates are computed based on the related Account documents.		✓

Applicable Servicing Criteria
Item 1122(d)		Master
Reference	Servicing Criteria	Servicer	Servicer	Trustee

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.		✓

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		✓

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			✓*

*	Only if applicable for any outstanding Securitization Transaction.

Exhibit M
FORM OF ANNUAL CERTIFICATION
     Re: [Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, by and between Discover Bank, as Master Servicer, Servicer and Seller and U.S. Bank National Association, as Trustee, as amended on or prior to the date hereof] [INSERT DESCRIPTION OF APPLICABLE SERVICING OR SUBSERVICING AGREEMENT TO WHICH SERVICING PARTICIPANT IS A PARTY] [ (the “Agreement”).
I,                                         , the                                                              of [NAME OF COMPANY] (the “Company”), certify to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate and each or their officers, with the knowledge and intent that they will rely upon this certification, that:
(1) I have reviewed [the Company’s servicer compliance statement provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”),] the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”) and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Item 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Company to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate pursuant to the Agreement (collectively, the “Company Information”);
(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;
(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Master Servicer and Discover Bank on behalf of the Holder of the Seller Certificate; and
(4) To the best of my knowledge, except as disclosed in [the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.
Dated:
By:
Name:
Title:
M-1